UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    August 14, 2009

MZT Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-12128	04-2985132
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

124 Washington Street, Suite 101 Foxborough, Massachusetts	02035
(Address of principal executive offices)	(Zip Code)

(508) 203-4286

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

In a press release issued on March 31, 2008, MZT Holdings, Inc. (the “Company”) announced that its Board of Directors had determined that the Company would not file any further Annual Reports on Form 10-K or Quarterly Reports on Form 10-Q.  At that time, the Company also announced that it would continue to file Current Reports on Form 8-K upon the occurrence of any events that are material to the Company, including the making of any distribution payments or the final dissolution of the Company.  In addition, the Company announced that it would file Current Reports on Form 8-K following the conclusion of each fiscal quarter that would contain Company-prepared statements of the Company’s assets and liabilities as of the last day of such fiscal quarter, which statements would be (1) prepared by the Company’s management; (2) subjected to certain attest procedures by a certified public accounting firm, conducted in accordance with the attestation standards established by the American Institute of Certified Public Accountants; and (3) covered by a report of agreed-upon procedures from a certified public accounting firm (each such report, an “Agreed-Upon Procedures Report”).

Today, the Company files an Agreed-Upon Procedure Report for the fiscal quarter ended June 30, 2009.  The Company will continue to file Agreed-Upon Procedure Reports within approximately 45 days of the end of each subsequent fiscal quarter until the Company has made a final distribution to its stockholders of record as of April 4, 2008.

Pursuant to the Asset Purchase Agreement, dated August 27, 2007, pursuant to which a subsidiary of Inverness Medical Innovations, Inc. (“Inverness”) purchased substantially all of the assets and liabilities of the Company, Inverness was required to make an additional earn-out payment to the Company if certain revenue milestones were achieved during the 12-month period ended December 31, 2008.  In an Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 2, 2009, Inverness announced that these revenue milestones were not achieved.  As a result, the Company will not receive any further payments from Inverness.  As a result, the Company has removed from the Resources and Claims Statement attached to the Agreed-Upon Procedures Report filed as Exhibit 99.1 hereto the line item titled “Future Asset Purchase Consideration.”

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Report on Applying Agreed-Upon Procedures related to the fiscal quarter ended June 30, 2009 and Resources and Claims Statement of MZT Holdings, Inc. as of June 30, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MZT HOLDINGS, INC.

Date: August 14, 2009	By:	/s/ Craig R. Jalbert
Name: Craig R. Jalbert
Title: President